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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐
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☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
APPLIED EXTRUSION TECHNOLOGIES, INC.
(Name of Registrant as Specified In Its Charter)
NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Applied Extrusion Technologies, Inc.
15 Read's Way
New Castle, Delaware 19720

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
January 27, 2004

        Notice is hereby given that the Annual Meeting of Stockholders (the "Meeting") of Applied Extrusion Technologies, Inc. will be held at the 36th Floor Conference Center, Ropes & Gray LLP, One International Place, Boston, Massachusetts at 10:30 a.m. on Tuesday, January 27, 2004 for the following purposes:

  1.
  To elect two Class III directors.

  2.
  To approve the adoption of the Applied Extrusion Technologies, Inc. 2004 Stock Option and Incentive Plan.

  3.
  To transact any other business that may properly come before the Meeting or any adjournment thereof.

        Stockholders of record at the close of business on December 12, 2003 are entitled to notice of and to vote at the Meeting.

        If you are unable to be present personally, please sign and date the enclosed proxy and return it promptly in the enclosed envelope.

By Order of the Board of Directors,
[Brian P. Crescenzo SIG]
Brian P. Crescenzo Secretary

December 22, 2003

ANNUAL MEETING OF STOCKHOLDERS
January 27, 2004

PROXY STATEMENT

The enclosed form of proxy is solicited on behalf of the Board of Directors of Applied Extrusion Technologies, Inc. ("AET" or the "Company") to be voted at the Annual Meeting of Stockholders (the "Meeting") to be held at the 36th Floor Conference Center, Ropes & Gray LLP, One International Place, Boston, Massachusetts at 10:30 a.m. on Tuesday, January 27, 2004 or at any adjournment thereof. A proxy may be revoked by a stockholder at any time before it is voted (i) by returning to the Company another properly signed proxy bearing a later date, (ii) by otherwise delivering a written revocation to the Secretary of the Company or (iii) by attending the Meeting or any adjourned session thereof and voting the shares covered by the proxy in person. Shares represented by the enclosed form of proxy properly executed and returned, and not revoked, will be voted at the Meeting.

        The expense of soliciting proxies will be borne by the Company. Officers and regular employees of the Company (who will receive no compensation therefor in addition to their regular salaries) may solicit proxies. In addition to the solicitation of proxies by use of the mail, the Company may use the services of its directors, officers and regular employees to solicit proxies personally and by mail, telephone or telegram from brokerage houses and other shareholders. The Company will also reimburse brokers, banks and other custodians, nominees and fiduciaries and other persons for their reasonable charges and expenses in forwarding soliciting materials to their principals.

        In the absence of contrary instructions, the persons named as proxies will vote in accordance with the intentions stated below. The holders of record of shares of the common stock, $.01 par value (the "Common Stock"), of the Company at the close of business on December 12, 2003 are entitled to receive notice of and to vote at the Meeting. As of that date, the Company had issued and outstanding 12,833,032 shares of Common Stock, each of which is entitled to one vote on each matter to come before the Meeting. This proxy statement and the enclosed proxy are being mailed to Stockholders on the same date as the date of the Notice of Annual Meeting.

        Consistent with state law and under the Company's by-laws, a majority of the shares entitled to vote on a particular matter, present in person or represented by proxy at a meeting, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Meeting will be counted by persons appointed by the Company to act as election inspectors for the Meeting. The majority of votes properly cast shall determine all matters other than elections to office, and the two nominees for election as directors at the Meeting who receive the greatest number of votes properly cast for the election of directors shall be elected directors. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director, or that reflect abstentions or "broker non-votes" (i.e., shares represented at the Meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have or does not exercise the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but abstentions, broker non-votes and proxies that withhold authority to vote will not be counted as votes properly cast for purposes of determining the outcome of voting on any matter.

        The Annual Report to Stockholders for AET's fiscal year ended September 30, 2003 accompanies this proxy statement. The principal executive offices of AET are located at 15 Read's Way, New Castle, Delaware 19720.

ITEM NO. 1
ELECTION OF DIRECTORS

        The persons named in the enclosed proxy intend to vote each share as to which a proxy has been properly executed and returned and not revoked in favor of the election as directors of the nominees named below, who are currently directors of the Company, unless authority to vote for the election of such on or more nominees is withheld by marking the proxy to that effect.

        Pursuant to the Company's Restated Certificate of Incorporation, as amended, the Board of Directors is divided into three classes, as nearly equal in number as possible, so that each director will serve for three years, with one class of directors being elected each year. Pursuant to the Restated Certificate of Incorporation and By-laws, the nominees are directors standing for reelection and designated as Class III Directors, whose terms expire at the 2004 Annual Meeting. The enclosed proxy cannot be voted for more than two people.

        If Item No. 1 is approved, Richard G. Hamermesh and Jim C. Cowart will be elected as Class III Directors for a term of three years expiring at the 2007 Annual Meeting, and until their respective successors are elected and shall qualify to serve.

        It is expected that the nominees will be able to serve, but if any nominee is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee or to fix the number of directors at a lesser number.

NOMINEES Name, Age (as of January 1, 2004), Business and Current Directorships	Director Since	Term Expires
RICHARD G. HAMERMESH, 55 — Director of the Company since 1986; since 2000, professor of Management Practice at the Harvard Business School; co-founded in 1987 and served until 2000 as a Managing Partner for the Center for Executive Development, an independent executive education and training firm; and Director of BE Aerospace, Inc., a manufacturer of aircraft cabin interior products.	1986	2004
JIM C. COWART, 52 — Director of the Company since December 2003; since 1991, Principal of Cowart & Co., LLC, Auriga Partners, Inc. and their predecessors, private capital firms that provide capital market transaction support, strategic planning, competitive analysis and other services; from August 1999 to May 2001, Chairman of QualPro Corporation, an aerospace components manufacturing company; from February 1998 to November 2000, Chairman and Chief Executive Officer of E-Com Architects, Inc., a computer software company; from January 1993 to November 1997, Chairman and Chief Executive Officer of Aurora Electronics Inc.; and since 1989, Director of BE Aerospace, Inc., a manufacturer of aircraft cabin interior products. Previously, Mr. Cowart was a founding general partner of Capital Resource Partners, a private investment capital manager, and he has held various positions in investment banking and venture capital with Lehman Brothers, Shearson Venture Capital and Kidder, Peabody & Co.	2003	2004
CURRENT DIRECTORS Name, Age (as of January 1, 2004), Business and Current Directorships	Director Since	Term Expires
AMIN J. KHOURY, 64 — Founder and Chairman of the Board of Directors of the Company since 1986; Chief Executive Officer of the Company since October 2002; Founder and Chairman of the Board of Directors of BE Aerospace, Inc., a manufacturer of aircraft cabin interior products; Director of Brooks Automation, Inc., a leader in semiconductor tool and factory automation solutions for the global semiconductor industry; and Director of Synthes-Stratec, one of the world's leading orthopedic trauma companies.	1986	2005
MARK M. HARMELING, 51 — Director of the Company since 1986; since 2001, partner of TA Realty Associates, a real estate advisory firm; from 1991 to 2000, President of Bay State Realty Advisors, a real estate consulting firm; from 1997 to 1999, an executive of the A. G. Spanos Corporation, a leading developer of multifamily residential complexes; from 1985 to 1991, President of Intercontinental Real Estate Corporation, a real estate holding and development corporation; Director of Universal Holding Corporation, an insurance holding company.	1986	2005
NADER A. GOLESTANEH, 43 — Director of the Company since 1986; since 1990, President of Centremark Properties, Inc., a real estate management and development company; and since 1986, attorney in private practice in Boston, Massachusetts.	1986	2006
JOSEPH C. DAY, 58 — Director of the Company since 2003; since 2002, Member of the Executive Committee of the Original Equipment Suppliers Association; since 2002, Member of the Board of Trustees of Beaumont Hospital; from 1988 to 2002, Chairman, Chief Executive Officer and Director of Freudenberg- NOK General Partnership, a manufacturer of original equipment and after market automotive components; from 1994 to 2002, Member of the Board of Directors of ASC, Inc.; from 1984 to 2000, Director or Chairman or Chair of Executive Committee of the Wiremold Co.; since 2002, Director, Chair of Executive Committee and Chair of Restructuring Committee of Venture Industries.	2003	2006

Board of Directors Meetings and Committees

        The Board of Directors is comprised of a majority of independent directors. The Board of Directors has determined that Jim C. Cowart. Joseph C. Day, Nader A. Golestaneh, Richard G. Hamermesh and Mark M. Harmeling are all independent according to the listing standards of The Nasdaq Stock Market, Inc. The Board of Directors held six meetings and acted pursuant to written consent on one occasion during the fiscal year ended September 30, 2003. The Board of Directors currently has three standing committees, the Audit Committee, the Stock Option and Compensation Committee (the "Compensation Committee") and the Nominating Committee. During fiscal year 2003, each incumbent director attended at least seventy-five percent of the aggregate of (1) the total number of meetings of the Board of Directors and (2) the total number of meetings held by all committees of the Board of Directors on which he served.

        The Audit Committee held seven meetings for the fiscal year ended September 30, 2003. At the beginning of fiscal year 2003, the Audit Committee was composed of Messrs. Hamermesh, Golestaneh and Mr. Joseph J. O'Donnell. On August 12, 2003, prior to the Audit Committee meeting, Mr. O'Donnell tendered his resignation from the Audit Committee. The Board of Directors at the Board meeting that same day subsequently appointed Mr. Day to the Audit Committee. On December 11, 2003, after the Audit Committee meeting, Mr. Golestaneh tendered his resignation from the Audit Committee. The Board of Directors at the Board meeting that same day subsequently appointed Mr. Cowart to the Audit Committee. The Board of Directors has determined that all of the current members of the Audit Committee are independent as such term is defined in the listing standards of The Nasdaq Stock Market, Inc. The Board of Directors has determined that all of the current members of the Audit Committee are "audit committee financial experts" as such term is defined in the applicable regulations of the Securities and Exchange Commission. The relevant experience of each of Messrs. Cowart, Day and Hamermesh is disclosed in Item 1 of this Proxy Statement under the caption "Item No. 1—Election of Directors." On December 11, 2003, the Board of Directors adopted a new written charter for the Audit Committee, which is attached as Appendix A to this Proxy Statement.

        The Compensation Committee, which for the fiscal year ended September 30, 2003 was composed of Messrs. Golestaneh and Harmeling, acted pursuant to written consent on two occasions during such fiscal year. The Compensation Committee provides recommendations to, and may act on behalf of, the Board of Directors regarding compensation matters, and administers the Company's stock option and compensation plans.

        The Company established a Nominating Committee in December 2003. The Nominating Committee is composed of Messrs. Cowart, Day, Golestaneh, Hamermesh and Harmeling, all of whom are considered independent according to the listing standards of The Nasdaq Stock Market, Inc. On December 11, 2003, the Board of Directors adopted a written charter for the Nominating Committee, a copy of which is available on the Company's website at www.aetfilms.com.

        The Nominating Committee does not have a policy with regard to the consideration of any director candidate recommended by a stockholder of the Company. The Board of Directors has determined that it is appropriate to not have such a policy given the infrequency of such recommendations being submitted to the Board of Directors. However, the Nominating Committee will consider any director candidate recommended by a stockholder of the Company when such recommendation is submitted in accordance with the Company's Bylaws, the procedures described in this Proxy Statement under "Stockholder Proposals" and the applicable rules of the Securities and Exchange Commission.

        The Nominating Committee has identified certain qualifications that a director nominee must possess before it recommends said nominee for a position on the Board of Directors. The Nominating Committee believes that director nominees should possess the highest personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the stockholders of the Company. The Nominating Committee will also ensure that the composition of the Board of Directors at all times adheres to independence requirements of The Nasdaq Stock Market, Inc. and reflects a range of talents, ages, skills, character, diversity and expertise, particularly in the areas of management, domestic and international markets, leadership and corporate governance, the OPP films industry and related industries sufficient to provide sound and prudent guidance with respect to the operations and interests of the Company.

        The Nominating Committee identifies qualified director nominees from among recommendations made by members of the Board of Directors. The Nominating Committee evaluates such director nominees based on the qualifications described above.

Communications with Stockholders of the Company

        The Board of Directors does not currently have a process by which stockholders of the Company may send communications to the Board of Directors. The Board of Directors believes that it is appropriate to not to have such a process because it provides any interested stockholder the opportunity to communicate with the members of the Board of Directors at the annual meeting of stockholders.

Director Attendance at the Annual Meeting

        While the Company does not have a policy requiring the members of the Board of Directors to attend its annual meetings of stockholders, most of its directors do attend the annual meeting. Five of the Company's six directors attended last year's annual meeting.

ITEM NO. 2
ADOPTION OF 2004 STOCK OPTION AND INCENTIVE PLAN

        Persons named in the enclosed proxy intend to vote each share as to which a proxy has been properly executed and returned and not revoked in favor of the adoption of the 2004 Stock Option and Incentive Plan.

General

        On December 11, 2003, the Board of Directors unanimously voted to adopt the 2004 Stock Option and Incentive Plan (the "2004 Plan") and to recommend approval of the 2004 Plan by the stockholders of the Company.

        The following is a summary of the material features of the 2004 Plan. It may not contain all of the information important to you. We urge you to read the entire 2004 Plan, a copy of which is attached as Annex B to this Proxy Statement.

        The 2004 Plan has been established to advance the interests of the Company by providing the Company with the ability to attract and retain highly qualified employees, directors and other service providers who are in a position to make significant contributions to the success of the Company and to reward such persons for their contributions. The 2004 Plan is administered by the Board of Directors or a committee of the Board of Directors (the "Administrator") and provides for the grant of stock-based and other incentive awards (the "Awards") to key employees, directors and other individual or entities providing services to the Company.

        Currently, employees, consultants and advisors receive stock options to purchase shares of Common Stock pursuant to the Company's 1994 Stock Option Plan (the "1994 Plan"). The 1994 Plan specifies that no option shall be granted under that plan after ten years from the date on which the plan was adopted by the Board of Directors. The pending expiration of the authority to grant options under the 1994 Plan has made it necessary to adopt the 2004 Plan. In addition, the Board of Directors decided that the 2004 Plan will permit the Company to grant a full range of incentive awards, including grants of restricted stock and deferred stock which will more closely align the participants' interests with those of the stockholders. Since the authority to grant options under the 1994 Plan will expire in 2004, if the stockholders of the Company do not approve the 2004 Plan, the Company will not have the ability to attract, retain and reward highly qualified employees, directors and other service providers with stock-based incentive awards.

Description of the 2004 Plan

        A total of 1,000,000 shares of Common Stock have been reserved for issuance under the 2004 Plan. The Administrator, which will initially be the Compensation Committee, will select participants in the 2004 Plan from among the key employees and directors of, and other individuals or entities providing services to, the Company who are in a position to make significant contributions to the success of the Company. The Administrator will, in its discretion, determine eligibility for, and grant Awards to, such participants and will determine the terms and conditions of each Award.

        Pursuant to the 2004 Plan, the Administrator will be permitted to make Awards in the form of stock options, stock appreciation rights, restricted or unrestricted stock, deferred stock, other securities that are convertible into and exchangeable for Common Stock, any of the foregoing forms of Awards subject to certain performance criteria, and cash made in connection with other Awards in order to defray the tax cost of the Award to the participant. The maximum number of shares of Common Stock for which stock options may be granted to any participant in any calendar year and the maximum number of shares of Common Stock subject to stock appreciation rights granted to any participant in any calendar year will each be 250,000. The maximum benefit that will be paid to any participant under other awards in any calendar year will be, to the extent paid in shares, 250,000, and to the extent paid in cash, an amount equal to the amount required to reimburse such person, on an after-tax basis, for any federal, state and local income tax costs incurred by such person with respect to an Award, but only to the extent of a combined federal, state and local tax rate of 50%.

        The Administrator will determine the exercise price, if any, of each Award requiring exercise. In the case of any stock option intended to qualify as an incentive stock option within the meaning of Section 422 of the Internal Revenue Code, as amended (the "Code"), or any stock option or stock appreciation right intended to qualify as performance-based for purposes of Section 162(m) of the Code, the exercise price of such Award will not be less than the fair market value of the Common Stock subject to the Award determined as of the date of the grant. The Administrator may determine the required or permitted form of any payment required upon the exercise of an Award, including by cash or check, by delivery of shares of Common Stock, by delivery of a promissory note, or by delivery of an unconditional and irrevocable undertaking by a broker to pay the exercise price.

        The Administrator may determine the times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Upon the termination of a participant's employment relationship or other service relationship with the Company, unless otherwise agreed, an Award requiring exercise will cease to be exercisable and will terminate and all Awards to the extent not already vested will be forfeited, except that all stock options and stock appreciation rights will remain exercisable for up to three months after the termination of the participant's employment and for up to one year after the participant's death.

        The Administrator may amend the 2004 Plan or any outstanding Award at any time, provided that no such amendment will, without the consent of the participant, alter the terms of an Award so as to adversely affect the participant's rights under the Award. In addition, the Administrator will not effect any amendment that requires the approval of the stockholders of the Company pursuant to the listing standards of the Nasdaq Stock Market, Inc. without receiving the requisite approval of the stockholders of the Company.

        In the event of a merger, consolidation or sale of all or substantially all of the assets or stock of the Company (a "Covered Transaction"), the Administrator may provide for the acquiring or surviving entity to assume or grant new awards in substitution for all or a portion of the outstanding Awards. In the absence of such assumption or substitution and except as otherwise provided in the Award, each Award requiring exercise will become fully exercisable in advance of the Covered Transaction to allow such participant the opportunity to participate as a stockholder in the Covered Transaction.

Certain Federal Income Tax Consequences

        The following discussion of certain federal income tax consequences associated with participation in the 2004 Plan is based on the law as in effect on the date of this Proxy Statement. It does not purport to cover federal employment tax or other federal tax consequences that may be associated with the 2004 Plan nor does it cover state, local or non-United States taxes.

        Incentive Stock Options.    In general, a participant realizes no taxable income upon the grant or exercise of an incentive stock option, or ISO. However, the exercise of an ISO may result in an alternative minimum tax liability to the participant. With certain exceptions, a disposition of shares purchased under an ISO within two years from the date of grant or within one year after exercise produces ordinary income to the participant (and a deduction to the Company) equal to the value of the shares at the time of exercise less the exercise price. Any additional gain recognized in the disposition is treated as a capital gain for which the Company is not entitled to a deduction. If the participant does not dispose of the shares until after the expiration of these one-and two-year holding periods, any gain or loss recognized upon a subsequent sale is treated as a long-term capital gain or loss for which Company is not entitled to a deduction.

        Nonstatutory Stock Options.    In general, in the case of a nonstatutory stock option, or NSO, the participant has no taxable income at the time of grant but realizes income in connection with exercise of the option in an amount equal to the excess (at the time of exercise) of the fair market value of the shares acquired upon exercise over the exercise price; a corresponding deduction is available to the Company; and upon a subsequent sale or exchange of the shares, any recognized gain or loss after the date of exercise is treated as capital gain or loss for which the Company is not entitled to a deduction.

        In general, an ISO that is exercised by the participant more than three months after termination of employment is treated as an NSO. ISOs are also treated as NSOs to the extent they first become exercisable by an individual in any calendar year for shares having a fair market value (determined as of the date of grant) in excess of $100,000.

        The Administrator may award stock options that are exercisable for restricted stock. Under Section 83 of the Code, a participant who exercises an NSO for restricted stock will generally have income only when the stock vests. The income will equal the fair market value of the stock at that time less the exercise price. However, the participant may make a so-called "83(b) election" in connection with the exercise to recognize taxable income at that time. Assuming no other applicable limitations, the amount and timing of the deduction available to the Company will correspond to the income recognized by the participant. The application of Section 83 to ISOs exercisable for restricted stock is less clear.

        Under the so-called "golden parachute" provisions of the Code, the accelerated vesting of Awards in connection with a Covered Transaction may be required to be valued and taken into account in determining whether participants have received compensatory payments, contingent on the occurrence of the Covered Transaction, in excess of certain limits. If these limits are exceeded, a substantial portion of amounts payable to the participant, including income recognized by reason of the grant, vesting or exercise of Awards under the 2004 Plan, may be subject to an additional 20% federal tax and may be nondeductible to the Company.

Recommendation

        The Board of Directors recommends voting to approve the 2004 Plan because the 2004 Plan enhances the ability of the Company to attract and retain highly qualified employees, directors and other service providers who can make significant contributions to the success of the Company and to reward such persons for their contributions.

        An affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote at the Annual Meeting is required to approve the 2004 Incentive Plan.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR ITEM 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table and notes thereto set forth certain information with respect to the beneficial ownership of the Company's Common Stock as of December 12, 2003 by (i) each person who is known to the Company to beneficially own more than 5% of the outstanding shares of Common Stock of the Company, (ii) each of the chief executive officer, and the Company's three other most highly compensated executive officers at the end of fiscal year 2003, who earned more than $100,000 (collectively, the "Named Executive Officers"); (iii) each director of the Company, and (iv) all Named Executive Officers and directors of the Company as a group. Except as otherwise indicated, each of the stockholders named below has sole voting and investment power with respect to the shares of Common Stock beneficially owned:

	Common Stock Beneficially Owned
Names	Number of Shares		Percent of Outstanding Shares(1)
Ingalls & Snyder	1,495,500		11.65%
61 Broadway New York, NY 10006
Royce & Assoc. Inc.	1,139,300		8.88%
1414 Avenue of the Americas New York, NY 10019
T. Rowe Price Associates, Inc.	1,100,000	(2)	8.57%
100 E. Pratt Street Baltimore, MD 21202
Goldsmith & Harris, Inc.	994,900		7.75%
80 Pine Street New York, NY 10005
Dimensional Fund Advisors Inc.	944,200		7.36%
1299 Ocean Avenue, 11th Floor Santa Monica, CA 90401
Amin J. Khoury*†	678,750	(3)	5.29%
David N. Terhune*	569,829	(4)	4.44%
Brian P. Crescenzo*	43,668	(5)	**
Terry E. Smith*	42,474	(6)	**
Joseph J. O'Donnell†	61,250	(7)	**
Mark M. Harmeling†	61,250	(8)	**
Richard G. Hamermesh†	82,125	(9)	**
Joseph C. Day†	0		**
Nader A. Golestaneh†	61,250	(10)	**
Jim C. Cowart†	0		**
All directors and executive officers as a group (10 persons)	1,600,596	(11)	12.47%

*
Named Executive Officer

†
Director of the Company

**
Less than 1 percent

(1)
For purposes of determining beneficial ownership, owners of options exercisable within sixty days of December 12, 2003 are considered the beneficial owners of the shares of Common Stock for which such options are exercisable, and the reporting herein is based on the assumption (as provided in the applicable rules of the Securities and Exchange Commission) that only the person or persons whose ownership is being reported will exercise such options for Common Stock. As of December 12, 2003, there were 12,833,032 shares of Common Stock issued and outstanding.

(2)
Includes holdings attributable to T. Rowe Associates, Inc. and T. Rowe Price Small-Cap Value Fund, Inc.

(3)
Includes 581,250 shares of Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days.

(4)
Includes (i) 475,000 shares of Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days, (ii) 8,298 shares held by the AET Executive Deferred Compensation Plan Trust,

  (iii) 11,842 shares held by the 1996 AET Employee Stock Purchase Plan, and (iv) 5,093 shares held by the AET Savings and Profit Sharing Plan, in each case for the benefit of Mr. Terhune.

(5)
Includes (i) 21,250 share of Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days, (ii) 7,730 shares held by the AET Executive Deferred Compensation Plan Trust, and (iii) 1,562 shares held by the AET Savings and Profit Sharing Plan, in each case for the benefit of Mr. Crescenzo.

(6)
Includes (i) 23,750 share of Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days, and (ii) 1,562 shares held by the AET Savings and Profit Sharing Plan, in each case for the benefit of Mr. Smith.

(7)
Includes 61,250 shares of Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days. Excludes 61,500 shares held in trust for the benefit of Mr. O'Donnell's wife, of which Mr. O'Donnell disclaims all beneficial interest.

(8)
Includes 61,250 shares of Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days. Excludes 87,057 shares held in trusts for the benefit of Mr. Harmeling's children, of which Mr. Harmeling disclaims all beneficial interest.

(9)
Includes 60,000 shares of Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days.

(10)
Includes 61,250 shares of Common Stock issuable in connection with outstanding stock options exercisable within the next sixty days.

(11)
Includes and excludes the shares described in notes (3) through (10).

AUDIT COMMITTEE

Report of the Audit Committee of the Board of Directors

        During fiscal year ended September 30, 2003, the Audit Committee was composed of Messrs. Hamermesh, O'Donnell and Golestaneh until August 12, 2003 at which time Mr. O'Donnell tendered his resignation from the Audit Committee. At the subsequent Board of Directors meeting, also on August 12, 2003, Mr. Joseph C. Day was appointed to the Audit Committee to fill Mr. O'Donnell's vacancy. Each of the members of the Audit Committee is independent (as defined in the listing standards of The Nasdaq Stock Market, Inc.).

        The Audit Committee has reviewed and discussed with management the financial statements for fiscal year 2003 audited by Deloitte & Touche LLP, the Company's independent auditors. The Audit Committee has discussed with Deloitte & Touche LLP various matters related to the financial statements, including those matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380). The Audit Committee has also received the written disclosures and the letter from Deloitte & Touche LLP required by Independence Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees), and has discussed with Deloitte & Touche LLP its independence.

        Based upon such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ending September 30, 2003 for filing with the Securities and Exchange Commission.

        With respect to the above matters, the Audit Committee submits this report.

AUDIT COMMITTEE
Richard G. Hamermesh Joseph C. Day Nader A. Golestaneh

EXECUTIVE COMPENSATION

Report of the Stock Option and Compensation Committee of the Board of Directors

        The Stock Option and Compensation Committee (the "Compensation Committee"), which is responsible for review and approval of compensation matters relating to executive officers of the Company and administering the Company's stock option plans, makes the following report on executive compensation for fiscal 2003.

        The Company's executive compensation program is designed to recruit, retain, reward and motivate talented executives who are capable of leading the Company in achieving its strategic and financial objectives in the competitive and rapidly changing oriented polypropylene industry.

        The Company relies primarily on four compensation components to motivate executive performance: annual salary, incentive cash bonuses, retirement benefits, and stock-based incentive compensation. Each of the executive officers of the Company has an employment agreement that establishes an annual base salary at a level the Company believes is at least comparable to companies in its industry and consistent with the range for comparable companies. To determine salary ranges for its executives, the Company utilizes a variety of compensation surveys generated by one or more independent consulting firms with expertise in compensation matters, and examines the compensation levels of executives with similar responsibilities in comparable organizations. Annual base salary of executives is targeted at levels which, together with incentive bonuses, would provide annual cash compensation to individual executives that is within the range of prevailing market compensation levels, with a significant portion of the executive's total cash compensation tied to whether corporate and/or divisional performance for the year in question was above, below, or consistent with the Compensation Committee's expectations.

        In addition to base salary, each executive officer is eligible to receive an incentive cash bonus at the end of each fiscal year based upon corporate performance, that officer's individual performance, and in certain cases group performance. Corporate performance is measured by the Company's strategic and financial performance in that fiscal year, with particular reference to operating earnings and net income for the year compared with targets set forth in the Company's annual Business Plan approved by the Board of Directors at the beginning of each fiscal year. Because the Compensation Committee believes that short-term fluctuations in stock price do not necessarily reflect the underlying strength or future prospects of the Company, the Compensation Committee does not emphasize year-to-year changes in stock price in its evaluation of corporate performance for the purpose of determining executive compensation. Individual performance is measured by the strategic and financial performance of the particular officer's operational responsibility in comparison to targeted performance criteria.

        The Compensation Committee believes that long-term stock price appreciation will reflect the Company's achievement of its strategic goals and objectives. Accordingly, the Company seeks to create long-term performance incentives for its key employees by aligning their economic interests with the interests of the Company's long-term shareholders through the Company's stock-based incentive compensation program. Stock options are granted to key employees at a price equal to the fair market value on the date of grant, and awards are based on the performance of such employees and anticipated contributions by such employees in helping the Company achieve its strategic goals and objectives. Stock option grants are also made by reference to the number of stock options an employee already holds.

        The compensation of Amin J. Khoury, the Company's Chief Executive Officer, was determined using the methods described above. Pursuant to his amended and restated employment agreement. Mr. Khoury's salary for fiscal year 2003 was $543,000 and he did not receive a bonus. Mr. Khoury received options to purchase 100,000 shares of Common Stock.

        With respect to the above matters, the Compensation Committee submits this report.

STOCK OPTION AND COMPENSATION COMMITTEE
Mark M. Harmeling Nader A. Golestaneh

        The following tables set forth information with respect to the compensation of the Named Executive Officers earned during fiscal 2003, 2002 and 2001:

SUMMARY COMPENSATION TABLE

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary($)(1)	Bonus($)(1)	Other Annual Compensation($)	Stock Options(#)	Restricted Stock Awards(5)	All Other Compensation($)
Amin J. Khoury Chairman of the Board	2003 2002 2001	543,000 538,500 524,500	— — 350,000	— — —	100,000 — 150,000		15,484 15,484 15,484	(2) (2) (2)
David N. Terhune President and Chief Operating Officer	2003 2002 2001	407,000 403,750 393,375	— — 350,000	— — —	75,000 — 150,000		25,952 34,457 27,272	(3) (3) (3)
Brian P. Crescenzo Vice President Finance, Secretary and Treasurer	2003 2002 2001	172,500 158,333 148,400	32,000 — —	— — —	25,000 — 25,000	36,913	35,654 30,113 16,843	(4) (4) (4)
Terry E. Smith Vice President of Operations	2003 2002 2001	222,000 205,833 197,267	41,400 — —	— — —	35,000 — 25,000	42,186	44,785 38,263 21,688	(4) (4) (4)

(1)
Includes amounts earned but deferred by the executive officer at the election of those officers pursuant to the Company's 401(k) Savings and Profit Sharing Plan or Executive Deferred Compensation Plan.

(2)
Includes life insurance premiums paid by the Company pursuant to the terms of the employment agreement between the Company and Mr. Khoury.

(3)
Includes employer contributions under the Company's 401(k) Savings and Profit Sharing Plan, and life insurance premiums paid by the Company pursuant to the terms of the employment agreement between the Company and Mr. Terhune.

(4)
Includes employer contributions under the Company's 401(k) Savings and Profit Sharing Plan and Executive Deferred Compensation Plan.

(5)
Amounts shown represent the market value, on the date of grant, of shares of restricted stock issued on December 20, 2000 as part of the 2001 Share Incentive Plan. Mr. Crescenzo and Mr. Smith received 26,250 and 30,000 shares of restricted stock, respectively. The market value of the Company's common stock on the date issued was $1.4062. The restricted stock vested in two equal installments on January 2002 and January 2003.

OPTION GRANTS IN LAST FISCAL YEAR

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(2)
		Percent of Total Options Granted to Employees in Fiscal Year(1)
Name	Options Granted(#)		Exercise Price	Expiration Date
					5% ($)	10% ($)
Amin J. Khoury	100,000	20%	3.00	10/22/12	188,688	478,123
David N. Terhune	75,000	15%	3.00	10/22/12	141,501	358,592
Brian P. Crescenzo	25,000	5%	3.00	10/22/12	47,167	119,531
Terry E. Smith	35,000	7%	3.00	10/12/12	66,034	167,343

(1)
Options were granted to 38 employees on October 22, 2002.

(2)
These potential realizable values are based on assumed rates of appreciation required by applicable regulations of the U.S. Securities and Exchange Commission. The potential realizable values stated are not discounted to their net present value.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
AND FISCAL YEAR-END OPTION VALUES

Name	Shares Acquired on Exercise (#)	Realized ($)	Number of Unexercised Options At FY-End (#) Exercisable/ Unexercisable	Value of Unexercised Options In-the-Money at FY-End ($) Exercisable/ Unexercisable(1)
Amin J. Khoury	—	—	537,500/187,500	$13,688/$13,688
David N. Terhune	—	—	437,500/162,500	$13,688/$13,688
Brian P. Crescenzo	—	—	12,500/37,500	$1,825/$1,825
Terry E. Smith	—	—	12,500/47,500	$1,825/$1,825

(1)
The closing price for the Company's Common Stock on the Nasdaq National Market System on September 30, 2003, the last trading day of the fiscal year, was $2.49 per share.

Compensation of Directors

        Directors of the Company who are not employees of the Company (the "Eligible Directors") receive compensation of $12,500 per quarter, and Eligible Directors who are also committee members receive an additional $2,500 per quarter for each committee on which they serve. In addition, Eligible Directors are entitled to participate in the Company's 2001 Stock Option Plan for Directors (the "2001 Directors' Plan"). Under the 2001 Directors' Plan, each Eligible Director is awarded an option covering 10,000 shares of Common Stock on June 30 of each year the plan is in effect, provided he or she is an Eligible Director on that date. In addition, each Eligible Director, excluding those individuals who are currently directors of the Company, is awarded an initial grant covering 25,000 shares of Common Stock as of the date of his or her first election as a director.

        The exercise price of all options granted under the 2001 Directors' Plan may not be less than 100% of the fair market value of the Common Stock on the date of the grant. Options expire 10 years after the date of grant and become exercisable, subject to certain conditions which accelerate vesting, as follows: 25% on the first anniversary of the date of grant and an additional 25% each anniversary thereafter.

Employment Contracts and Termination of Employment Arrangements

        Amin J. Khoury.    On August 1, 2002, Mr. Khoury and the Company entered into an amended and restated employment agreement pursuant to which he currently serves as Chairman of the Board of Directors of the Company. Effective as of September 30, 2002, Mr. Khoury was also elected as the Chief Executive Officer of the Company. The employment agreement became effective as of April 1, 2002 and extends through March 31, 2005, subject to automatic renewals for consecutive one-year periods until either party gives the other 90 days' written notice of its intent not to renew. Under the agreement, Mr. Khoury currently receives an annual base salary of $543,000, and any annual incentive bonus payable to Mr. Khoury is based on criteria established annually by the Company, with the maximum not to exceed 100% of his then current salary. If the Company terminates Mr. Khoury's employment other than for death, disability or cause (as defined in the agreement), or if Mr. Khoury terminates his employment for good reason (as defined in the agreement), the Company will make a lump sum payment to Mr. Khoury in an amount equal to the aggregate amount of salary and average bonus (as defined in the agreement) that would have been payable to Mr. Khoury through the later of (i) the date that is three years from the date of termination or (ii) the expiration date of the agreement (the "Benefits Termination Date"), and provide certain other benefits to Mr. Khoury until such Benefits Termination Date. If Mr. Khoury is terminated as a result of his incapacity, he will be entitled to receive health, pension, retirement and certain other benefits until the Benefits Termination Date. If Mr. Khoury's employment is terminated by Mr. Khoury for good reason or by the Company for any reason other than for cause, Mr. Khoury will be deemed to have been employed through the expiration date of the agreement for purposes of all benefit and stock option vesting. Upon a change of control (as defined in the agreement) of the Company, all outstanding and unvested options held by

Mr. Khoury would immediately vest, Mr. Khoury would be deemed to be fully vested with respect to all benefits associated with the Company's 1999 Supplemental Executive Retirement Plan, and the Company would not be permitted to relocate Mr. Khoury without his consent. Mr. Khoury is prohibited from engaging in any activity that is competitive with the Company without the Company's written consent for a period of two years following the Benefits Termination Date or the date of the termination of his employment if he is terminated by the Company for cause or if he terminates his employment for any reason other than good reason. If any benefits are subject to the tax imposed by Section 4999 of the Internal Revenue Code, the Company will make a lump sum payment to Mr. Khoury in amount to pay such tax on an after-tax basis.

        David N. Terhune.    On August 1, 2002, Mr. Terhune and the Company entered into an amended and restated employment agreement that was effective as of April 1, 2002 and extends through March 31, 2005, subject to automatic renewals for consecutive one-year periods until either party gives the other 90 days' written notice of its intent not to renew. Effective as of September 30, 2002, Mr. Terhune was promoted to President of the Company. Under the agreement, Mr. Terhune currently receives an annual base salary of $407,000, and any annual incentive bonus payable to Mr. Terhune is based on criteria established annually by the Company, with the maximum not to exceed 100% of his then current salary. If the Company terminates Mr. Terhune's employment other than for death, disability or cause (as defined in the agreement), or if Mr. Terhune terminates his employment for good reason (as defined in the agreement), the Company will make a lump sum payment to Mr. Terhune in an amount equal to the aggregate amount of salary and average bonus (as defined in the agreement) that would have been payable to Mr. Terhune through the later of (i) the date that is three years from the date of termination or (ii) the expiration date of the agreement (the "Benefits Termination Date"), and provide certain other benefits to Mr. Terhune until such Benefits Termination Date. If Mr. Terhune is terminated as a result of his incapacity, he will be entitled to receive health, pension, retirement and certain other benefits until the Benefits Termination Date. If Mr. Terhune's employment is terminated by Mr. Terhune for good reason or by the Company for any reason other than for cause, Mr. Terhune will be deemed to have been employed through the expiration date of the agreement for purposes of all benefit and stock option vesting. Upon a change of control (as defined in the agreement) of the Company, all outstanding and unvested options held by Mr. Terhune will immediately vest, Mr. Terhune would be deemed to be fully vested with respect to all benefits associated with the Company's 1999 Supplemental Executive Retirement Plan and, upon termination for any reason, would be entitled to withdraw his full supplemental retirement benefit as if he were 60 years of age, and the Company would not be permitted to relocate Mr. Terhune without his consent. Mr. Terhune is prohibited from engaging in any activity that is competitive with the Company without the Company's written consent for a period of two years following the Benefits Termination Date or the date of the termination of his employment if he is terminated by the Company for cause or if he terminates his employment for any reason other than good reason. If any benefits are subject to the tax imposed by Section 4999 of the Internal Revenue Code, the Company will make a lump sum payment to Mr. Terhune in amount to pay such tax on an after-tax basis.

        Brian P. Crescenzo.    On April 1, 2003, Mr. Crescenzo and the Company entered into an amended and restated employment agreement that was effective as of April 1, 2003 and extends through March 31, 2006, subject to automatic renewals for consecutive one-year periods until either party gives the other 90 days' written notice of its intent not to renew. Mr. Crescenzo currently holds the position of Vice President Finance, Secretary and Treasurer. Under the agreement, Mr. Crescenzo currently receives an annual base salary of $190,000, and any annual incentive bonus payable to Mr. Crescenzo is based on criteria established annually by the Company. If the Company terminates Mr. Crescenzo's employment other than for death, disability or cause (as defined in the agreement), or if Mr. Crescenzo terminates his employment for good reason (as defined in the agreement), the Company will make a lump sum payment to Mr. Crescenzo in an amount equal to the aggregate amount of salary that would have been payable to Mr. Crescenzo through the expiration date of the agreement (the "Benefits Termination Date"), and provide certain other benefits to Mr. Crescenzo until such Benefits

Termination Date. If Mr. Crescenzo is terminated as a result of his incapacity, he will be entitled to receive health, pension, retirement and certain other benefits until the Benefits Termination Date. If Mr. Crescenzo's employment is terminated by Mr. Crescenzo for good reason or by the Company for any reason other than for cause, Mr. Crescenzo will be deemed to have been employed through the expiration date of the agreement for purposes of all benefit and stock option vesting. Upon a change of control (as defined in the agreement) of the Company, all outstanding and unvested options held by Mr. Crescenzo will immediately vest. Mr. Crescenzo is prohibited from engaging in any activity that is competitive with the Company without the Company's written consent for a period of two years following the Benefits Termination Date or the date of the termination of his employment if he is terminated by the Company for cause or if he terminates his employment for any reason other than good reason.

        Terry E. Smith.    On April 1, 2003, Mr. Smith and the Company entered into an amended and restated employment agreement that was effective as of April 1, 2003 and extends through March 31, 2006, subject to automatic renewals for consecutive one-year periods until either party gives the other 90 days' written notice of its intent not to renew. Mr. Smith currently holds the position of Vice President Operations. Under the agreement, Mr. Smith currently receives an annual base salary of $234,000, and any annual incentive bonus payable to Mr. Smith is based on criteria established annually by the Company. If the Company terminates Mr. Smith's employment other than for death, disability or cause (as defined in the agreement), or if Mr. Smith terminates his employment for good reason (as defined in the agreement), the Company will make a lump sum payment to Mr. Smith in an amount equal to the aggregate amount of salary that would have been payable to Mr. Smith through the expiration date of the agreement (the "Benefits Termination Date"), and provide certain other benefits to Mr. Smith until such Benefits Termination Date. If Mr. Smith is terminated as a result of his incapacity, he will be entitled to receive health, pension, retirement and certain other benefits until the Benefits Termination Date. If Mr. Smith's employment is terminated by Mr. Smith for good reason or by the Company for any reason other than for cause, Mr. Smith will be deemed to have been employed through the expiration date of the agreement for purposes of all benefit and stock option vesting. Upon a change of control (as defined in the agreement) of the Company, all outstanding and unvested options held by Mr. Smith will immediately vest. Mr. Smith is prohibited from engaging in any activity that is competitive with the Company without the Company's written consent for a period of two years following the Benefits Termination Date or the date of the termination of his employment if he is terminated by the Company for cause or if he terminates his employment for any reason other than good reason.

        In addition to the foregoing, the employment agreements between the Company and each of Messrs. Khoury and Terhune entitle these executives to benefits provided pursuant to the Company's 1999 Supplemental Executive Retirement Plan, a nonqualified deferred compensation plan adopted by the Company's Board of Directors in 1999. A participant qualifies for benefits under this plan after having been employed by the Company for at least ten years, not less than four of which must occur after adoption of the plan, or upon termination of employment as a result of death or incapacity. Benefit payments begin upon the later of the participant's sixtieth birthday or the last date of employment by the Company.

        Participants receive a monthly benefit under the plan, which is paid for ten years. The aggregate amount of these payments is based on a percentage of the greater of the participant's base salary at the time of termination or average compensation over a specified time period (as defined by the plan), and is reduced by any amounts received under disability insurance policies paid or reimbursed by the Company. This percentage, which cannot exceed 75%, is based on the performance of the Company's Common Stock during the participant's employment and is presently equal to 53.6%. At the present benefit level, the plan would pay monthly benefits of $29,859, and $18,073 to Messrs. Khoury, and Terhune, respectively, upon retirement. Following a participant's death, the participant's designee will receive the present value of benefits otherwise remaining to be paid in a discounted lump sum payment. Upon a change of control of the Company, a vested participant may elect to receive a discounted lump sum payment, and if the Company fails to meet certain minimum financial criteria, a participant will receive the aggregate of all benefits payable to him under the plan without discount.

        The Company must make payments into a trust sufficient to fund accrued and vested benefits under the plan and, upon a change in control, must contribute an amount equal to all benefits payable under this plan, whether vested or not. The trust's assets may be used only to pay benefits under the plan or, if the Company is insolvent, to make payments to the Company's creditors.

        Messrs. Crescenzo and Smith participate in the Company's Executive Deferred Compensation Retirement Plan, a non-qualified deferred compensation plan that was amended and restated and adopted by the Board of Directors in 2001. The participants in this plan are selected from among the group of highly compensated or managerial employees of the Company by a committee appointed by the Chief Executive Officer. Each participant can elect to defer a designated portion of his regular salary and any bonus each year. On June 30 of each year, the Company will credit to such participant's account an amount equal to 15% for each participant who is a Senior Vice President or Vice President, and 7.5% for each participant who is not a Senior Vice President or Vice President, of such participant's salary plus bonus received in the twelve-month period ending on the applicable June 30. Each participant will be fully vested in any amount deferred by such participant and will be fully vested in the amounts credited by the Company after being employed by the Company for five years.

        Upon the termination of the participant's employment, the participant shall receive payment of all vested amounts in his account in five annual installments with the first such installment to be made as soon as reasonably practicable following the termination of employment. At least 13 months prior to termination, the participant can also elect to receive payment of all amounts in his or her account in a single lump sum payment or in three or ten annual installments. Currently, Mr. Crescenzo would receive five annual installments of approximately $14,948 upon termination of his employment and Mr. Smith would receive a single payment of approximately $94,012 upon termination of his employment. In addition, if the Company fails to meet certain minimum financial criteria, a participant will receive the aggregate of all benefits payable to him or her under the plan without discount.

        The Company must make payments into a trust sufficient to fund the accrued and vested benefits under the plan. The trust's assets may be used only to pay benefits under the plan, or, if the Company is insolvent, to make payments to the Company's creditors.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders(1)	3,035,312	$5.90	874,438
Equity compensation plans not approved by security holders(2)	0	0	0	(2)
Total	3,035,312	$5.90	874,438
Equity Compensation Plan Information

(1)
Includes the 1991 Stock Option Plan, the 1991 Stock Option Plan for Directors, the 1994 Stock Option Plan and the 2001 Stock Option Plan for Directors.

(2)
The 2001 Share Incentive Plan is the only equity compensation plan not approved by security holders. Under this plan, the Company issued 594,333 shares of restricted stock in December 2000 to its top 130 non-executive managers in exchange for approximately 1,200,000 of their vested and unvested stock options. The restricted stock vested in two equal installments of 282,733 shares in January 2002 and 279,725 shares in January 2003 and was granted in lieu of annual incentive bonuses for these managers in fiscal years 2000 and 2001.

Performance Graph

        The following graph compares the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock with the cumulative total return on the Nasdaq Stock Market—US Index, the Dow Jones Containers & Packaging Index and the Standard & Poors Manufacturing (Diversified Industry) Index from September 30, 1998 through September 30, 2003, the last trading day of fiscal 2003. The cumulative total shareholder return is based on $100 invested in Common Stock of the Company and in the stocks comprising the respective indices on September 30, 1998 (including reinvestment of dividends).

        The stock prices on the Performance Graph are not necessarily indicative of future stock price performance. Each of the Reports of the Compensation Committee and the Audit Committee of the Board of Directors and the Performance Graph shall not be deemed incorporated by reference by any general statement incorporating this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and certain of its officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

        To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations, including written representations of its directors and officers that no other reports were required, during the fiscal year ended September 30, 2003, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent beneficial owners were complied with by those parties, with the following exceptions:

  •
  Subsequent to the option grant approved by the Board of Directors on October 22, 2002, Messrs. Khoury, Terhune, Crescenzo, and Smith, as well as Mr. James Rich, Vice President of Sales, Mr. Joseph Howard, Vice President of Technology, and Mr. Pantaleon Henriquez, Vice President of Global Label Sales, did not file until notification of the respective grants on December 5, 2002.

  •
  Mr. Joseph Howard, Vice President of Technology, purchased Company stock on three separate occasions, March 14, 2003, March 20, 2003 and March 24, 2003, and reported these transactions on April 2, 2003.

AUDIT MATTERS

        Deloitte & Touche LLP ("D&T") has been selected to audit the financial statements of the Company for the fiscal year ending September 30, 2004, and to report the results of their examination.

        A representative of D&T is expected to be present at the Meeting and will be afforded the opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from stockholders.

        The Audit Committee received the following information regarding the fees of D&T for the fiscal year ended September 30, 2003, and have determined that the provision of these services is compatible with maintaining the independence of the independent auditors.

  Audit Fees

        The aggregate fees billed by D&T for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended September 30, 2003 and for the review of financial statements included in the Company's quarterly reports on Form 10-Q for the fiscal year 2003 were $283,980.

  Audit Related Fees

        During fiscal year 2003 the aggregate fees billed by D&T for audit related services totaled $29,697 which consisted primarily of auditing the Company's 401(k) Plan and asset valuation services.

  Tax Fees

        The aggregate fees billed by D&T during fiscal year 2003 for tax related services totaled $44,843.

  All Other Fees

        During fiscal year 2003, all other fees of D&T totaled $62,835 which primarily consisted of miscellaneous expenses and educational seminars.

STOCKHOLDER PROPOSALS

        Proposals of stockholders submitted for consideration at the 2005 Annual Meeting of Stockholders must be received by the Company no later than October 6, 2004 in order to be included in the Company's proxy statement for the 2005 Annual Meeting. In addition, if a stockholder wishes to present a proposal at the Company's 2005 Annual Meeting that will not be included in the Company's proxy statement and fails to notify the Company by no later than December 20, 2004, then the proxies solicited by the Board of Directors for the 2005 Annual Meeting will include discretionary authority to vote on the stockholder's proposal in the event that it is properly brought before the meeting.

OTHER BUSINESS

        The Board of Directors knows of no business that will come before the meeting for action except as described in the accompanying Notice of Meeting. However, as to any such business, the persons designated as proxies will have discretionary authority to act in their best judgment.

FORM 10-K

        A copy of AET's annual report on Form 10-K filed with the Securities and Exchange Commission is available without charge by writing to: Applied Extrusion Technologies, Inc., Attention: Brian P. Crescenzo, Vice President Finance, Secretary and Treasurer, 15 Read's Way, New Castle, Delaware 19720.

 APPENDIX A

CHARTER OF THE AUDIT COMMITTEE
OF
THE BOARD OF DIRECTORS
OF
APPLIED EXTRUSION TECHNOLOGIES, INC.

        1.    Purpose.    The purpose of the Audit Committee (the "Committee") shall be to (a) appoint, oversee and replace, if necessary, the independent auditor, (b) assist the Board of Director's oversight of (i) the preparation of the financial statements of Applied Extrusion Technologies, Inc. (the "Company"), (ii) the Company's compliance with legal and regulatory requirements, (iii) the independent auditor's qualifications and independence, and (iv) the performance of the independent auditor; and (c) prepare the report the Securities and Exchange Commission rules require be included in the Company's annual proxy statement.

        2.    Composition of the Audit Committee.    The Committee shall consist of not less than three board members appointed by the Board of Directors of the Company. Committee members may be removed by the Board of Directors in its discretion. Members of the Committee shall each satisfy the independence requirements of the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and The Nasdaq Stock Market, Inc. ("Nasdaq") as such requirements are interpreted by the Board of Directors in its business judgment. Members of the Committee shall be versed in reading and understanding financial statements. No member of the Committee may sit on more than three separate audit committees.

        3.    Meetings of the Audit Committee.    The Committee shall hold regularly scheduled meetings and such special meetings as circumstances dictate. It shall meet separately, at least quarterly, with management, with the personnel responsible for the internal audit function, and with the independent auditor to discuss results of examinations, or discuss any matters that the Committee or any of these persons or firms believe should be discussed privately. The Committee shall report regularly to the Board of Directors.

        4.    Responsibilities of the Audit Committee.    The function of the Committee is oversight. While the Committee has the responsibilities set forth in this charter, it is not the responsibility of the Committee to plan or conduct audits, to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles, or to assure compliance with laws, regulations or any internal rules or policies of the Company. This is the responsibility of management and the independent auditor. The Committee has direct and sole responsibility for the appointment, compensation, oversight and replacement, if necessary, of the independent auditor, including the resolution of disagreements between management and the auditor regarding financial reporting. Each member of the Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

        5.    Duties and Proceedings of the Audit Committee.    The Committee shall assist the Board of Directors in fulfilling its oversight responsibilities by accomplishing the following:

          5.1    Oversight of Independent Auditor.

            (a) Annually evaluate, determine the selection of, and if necessary, determine the replacement of or rotation of, the independent auditor.

            (b) Approve or pre-approve all auditing services (including comfort letters and statutory audits) and all permitted non-audit services by the auditor.

            (c) Review, evaluate and discuss formal reports, at least annually, from the independent auditor regarding the auditor's independence, including a delineation of all relationships between the auditor and the Company; and recommend to the Board of Directors actions to satisfy the Board of Directors of the independence of the auditor.

            (d) At least annually, receive a report, orally or in writing, from the independent auditor detailing the firm's internal quality control procedures and any material issues raised by the independent auditor's internal quality control review, peer review or any governmental or other professional inquiry performed within the past five years and any remedial actions implemented by the firm.

          5.2    Oversight of Audit Process and Company's Legal Compliance Program.

            (a) Review with the independent auditor the overall scope and plans for audits, including authority and organizational reporting lines and adequacy of staffing and compensation. Review with the independent auditor any difficulties with audits and managements' response.

            (b) Review and discuss with management and the independent auditor the Company's system of internal control, its financial and critical accounting practices, and policies relating to risk assessment and management.

            (c) Receive and review reports of the independent auditor discussing 1) all critical accounting policies and practices to be used in the firm's audit of the Company's financial statements, 2) all alternative treatments of financial information within generally accepted accounting principles ("GAAP") that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditor, and 3) other material written communications between the independent auditor and management, such as any management letter or schedule of unadjusted differences.

            (d) Discuss with management and the independent auditor any changes in the Company's critical accounting principles and the effects of alternative GAAP methods, off-balance sheet structures and regulatory and accounting initiatives.

            (e) Review and discuss with management and the independent auditor the annual and quarterly financial statements and "Management's Discussion and Analysis of Financial Conditions and Results of Operations" of the Company prior to the filing of the Company's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Discuss results of the annual audit and quarterly review and any other matters required to be communicated to the Committee by the independent auditor under generally accepted auditing standards. Discuss with management and the independent auditor their judgment about the quality of accounting principles, the reasonableness of significant judgments, including a description of any transactions as to which the management obtained Statement on Auditing Standards No. 50 letters, and the clarity of disclosures in the financial statements, including the Company's disclosures of critical accounting policies and other disclosures under "Management's Discussion and Analysis of Financial Conditions and Results of Operations."

            (f) Review, or establish standards for the type of information and the type of presentation of such information to be included in, earnings press releases and earnings guidance provided to analysts and rating agencies.

            (g) Review material pending legal proceedings involving the Company and other contingent liabilities.

            (h) Receive from the Chief Executive Officer and Chief Financial Officer a report of all significant deficiencies and material weaknesses in the design or operation of internal controls, and any fraud that involves management or other employees who have a significant role in the Company's internal controls.

            (i) Discuss with the independent auditor the matters required to be communicated to audit committees in accordance with Statement on Auditing Standards No. 61.

            (j) Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submissions by employees of concerns regarding questionable accounting or accounting matters.

            (k) Conduct appropriate review of all related party transactions for potential conflict of interest situations and approve all such related party transactions.

          5.3    Other Responsibilities.

            (a) Review adequacy of this audit committee charter annually and submit charter to Board of Directors for approval.

            (b) Prepare report for inclusion in the Company's annual proxy statement as required by the rules of the Securities and Exchange Commission.

            (c) Put in place an appropriate control process for reviewing and approving the Company's internal transactions and accounting.

            (d) Report to the Board of Directors on a regular basis.

            (e) Annually perform, or participate in, an evaluation of the performance of the Committee, the results of which shall be presented to the Board of Directors.

            (f) Perform any other activities consistent with the Charter, By-laws and governing law as the Board of Directors or the Committee shall deem appropriate, including holding meetings with the Company's investment bankers and financial analysts.

        6.    Authority and Resources of the Audit Committee.    The Committee has the authority to retain legal, accounting or other experts that it determines to be necessary to carry out its duties. It also has authority to determine compensation for such advisors as well as for the independent auditor. The Committee may determine appropriate funding needs for its own ordinary administrative expenses that are necessary and appropriate to carrying out its duties.

 APPENDIX B

APPLIED EXTRUSION TECHNOLOGIES, INC.
2004 STOCK OPTION AND INCENTIVE PLAN

1.     DEFINED TERMS

        Exhibit A, which is incorporated herein by reference, defines the terms used in the Plan and sets forth certain operational rules related to those terms.

2.     PURPOSE

        The Plan has been established to advance the interests of the Company by providing for the grant to Participants of Stock-based and other incentive Awards.

3.     ADMINISTRATION

        The Administrator has discretionary authority, subject only to the express provisions of the Plan, to interpret the Plan; determine eligibility for and grant Awards; determine, modify or waive the terms and conditions of any Award; prescribe forms, rules and procedures; and otherwise do all things necessary to carry out the purposes of the Plan. In the case of any Award intended to be eligible for the performance-based compensation exception under Section 162(m), the Administrator will exercise its discretion consistent with qualifying the Award for such exception. Determinations of the Administrator made under the Plan will be conclusive and will bind all parties.

4.     LIMITS ON AWARDS UNDER THE PLAN

          (a)    Number of Shares. A maximum of 1,000,000 shares of Stock may be delivered in satisfaction of Awards under the Plan. For purposes of the preceding sentence, shares that have been forfeited in accordance with the terms of the applicable Award and shares held back in satisfaction of the exercise price or tax withholding requirements from shares that would otherwise have been delivered pursuant to an Award shall not be considered to have been delivered under the Plan. Also, the number of shares of Stock delivered under an Award shall be determined net of any previously acquired Shares tendered by the Participant in payment of the exercise price or of withholding taxes.

          (b)    Type of Shares. Stock delivered by the Company under the Plan may be authorized but unissued Stock or previously issued Stock acquired by the Company and held in treasury. No fractional shares of Stock will be delivered under the Plan.

          (c)    Award Limits. The maximum number of shares of Stock for which Stock Options may be granted to any person in any calendar year and the maximum number of shares of Stock subject to SARs granted to any person in any calendar year will each be 250,000. The maximum benefit that may be paid to any person under other Awards in any calendar year will be, to the extent paid in shares, 250,000 shares, and, to the extent paid in cash, an amount equal to the amount required to reimburse such person, on an after-tax basis, for any federal, state and local income tax costs incurred by such person with respect to an Award, but only to the extent of a combined federal, state and local tax rate of 50%. The foregoing provisions will be construed in a manner consistent with Section 162(m) of the Code.

5.     ELIGIBILITY AND PARTICIPATION

        The Administrator will select Participants from among those key Employees and directors of, and other individuals or entities providing services to, the Company or its Affiliates who, in the opinion of the Administrator, are in a position to make a significant contribution to the success of the Company and its Affiliates. Eligibility for ISOs is limited to employees of the Company or of a "parent corporation" or "subsidiary corporation" of the Company as those terms are defined in Section 424 of the Code.

6.     RULES APPLICABLE TO AWARDS

  (a)
  ALL AWARDS

        (1)    Award Provisions. The Administrator will determine the terms of all Awards, subject to the limitations provided herein.

        (2)    Transferability. Neither ISOs nor, except as the Administrator otherwise expressly provides, other Awards may be transferred (including by sale, assignment, pledge, hypothecation or other disposition or encumbrance) other than by will or by the laws of descent and distribution, and during a Participant's lifetime ISOs (and, except as the Administrator otherwise expressly provides, other non-transferable Awards requiring exercise) may be exercised only by the Participant (or, in the event of the Participant's incapacity, the person or persons legally appointed to act on the Participant's behalf).

        (3)    Vesting, Etc. The Administrator may determine the time or times at which an Award will vest or become exercisable and the terms on which an Award requiring exercise will remain exercisable. Without limiting the foregoing, the Administrator may at any time accelerate the vesting or exercisability of an Award, regardless of any adverse or potentially adverse tax consequences resulting from such acceleration. Unless the Administrator expressly provides otherwise, immediately upon the cessation of the Participant's Employment an Award requiring exercise will cease to be exercisable and will terminate, and all other Awards to the extent not already vested will be forfeited, except that:

          (A)    subject to (B) and (C) below, all Stock Options and SARs held by the Participant or the Participant's permitted transferee, if any, immediately prior to the cessation of the Participant's Employment, to the extent then exercisable, will remain exercisable for the lesser of (i) a period of three months or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(3), and will thereupon terminate;

          (B)    all Stock Options and SARs held by a Participant or the Participant's permitted transferee, if any, immediately prior to the Participant's death, to the extent then exercisable, will remain exercisable for the lesser of (i) the one year period ending with the first anniversary of the Participant's death or (ii) the period ending on the latest date on which such Stock Option or SAR could have been exercised without regard to this Section 6(a)(3), and will thereupon terminate; and

          (C)    all Stock Options and SARs held by a Participant or the Participant's permitted transferee, if any, immediately prior to the cessation of the Participant's Employment will immediately terminate upon such cessation if the Administrator in its sole discretion determines that such cessation of Employment has resulted for reasons which cast such discredit on the Participant as to justify immediate termination of the Award.

        (4)    Taxes. The Administrator will make such provision for the withholding of taxes as it deems necessary. The Administrator may, but need not, hold back shares of Stock from an Award or permit a Participant to tender previously owned shares of Stock in satisfaction of tax withholding requirements (but not in excess of the minimum withholding required by law).

        (5)    Dividend Equivalents, Etc. The Administrator may provide for the payment of amounts in lieu of cash dividends or other cash distributions with respect to Stock subject to an Award.

        (6)    Rights Limited. Nothing in the Plan shall be construed as giving any person the right to continued employment or service with the Company or its Affiliates, or any rights as a stockholder except as to shares of Stock actually issued under the Plan. The loss of existing or potential profit in Awards will not constitute an element of damages in the event of termination of employment or service for any reason, even if the termination is in violation of an obligation of the Company or Affiliate to the Participant.

        (7)    Section 162(m). This Section 6(a)(7) applies to any Performance Award intended to qualify as performance-based for the purposes of Section 162(m) other than a Stock Option or SAR with an exercise price at least equal to the fair market value of the underlying Stock on the date of grant. In the case of any Performance Award to which this Section 6(a)(7) applies, the Plan and such Award will be construed to the maximum extent permitted by law in a manner consistent with qualifying the Award for such exception. With respect to such Performance Awards, the Administrator will preestablish, in writing, one or more specific Performance Criteria no later than 90 days after the commencement of the period of service to which the performance relates (or at such earlier time as is required to qualify the Award as performance-based under Section 162(m)). The Performance Criteria so established shall serve as a condition to the grant, vesting or payment of the Performance Award, as determined by the Administrator. Prior to grant, vesting or payment of the Performance Award, as the case may be, the Administrator will certify whether the Performance Criteria have been attained and such determination will be final and conclusive. If the Performance Criteria with respect to the Award are not attained, no other Award will be provided in substitution of the Performance Award. No Performance Award to which this Section 6(a)(7) applies may be granted after the first meeting of the stockholders of the Company held in 2009 until the Performance Criteria (as originally approved or as subsequently amended) have been resubmitted to and reapproved by the stockholders of the Company in accordance with the requirements of Section 162(m) of the Code, unless such grant is made contingent upon such approval.

        (b)    AWARDS REQUIRING EXERCISE

        (1)    Time And Manner Of Exercise. Unless the Administrator expressly provides otherwise, an Award requiring exercise by the holder will not be deemed to have been exercised until the Administrator receives a notice of exercise (in form acceptable to the Administrator) signed by the appropriate person and accompanied by any payment required under the Award. If the Award is exercised by any person other than the Participant, the Administrator may require satisfactory evidence that the person exercising the Award has the right to do so.

        (2)    Exercise Price. The Administrator will determine the exercise price, if any, of each Award requiring exercise. Unless the Administrator determines otherwise, and in all events in the case of any Stock Option intended to qualify as an ISO and any Stock Option or SAR (other than a Performance Award subject to Section 6(a)(7)) intended to qualify as performance-based for purposes of Section 162(m), the exercise price of an Award requiring exercise will not be less than the fair market value of the Stock subject to the Award determined as of the date of grant.

        (3)    Payment Of Exercise Price. Where the exercise of an Award is to be accompanied by payment, the Administrator may determine the required or permitted forms of payment, subject to the following: (a) all payments will be by cash or check acceptable to the Administrator, or, if so permitted by the Administrator and if legally permissible, (i) through the delivery of shares of Stock that have been outstanding for at least six months (unless the Administrator approves a shorter period) and that have a fair market value equal to the exercise price, (ii) by delivery to the Company of a promissory note of the person exercising the Award, payable on such terms as are specified by the Administrator, (iii) through a broker-assisted exercise program acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment; and (b) where shares of Stock issued under an Award are part of an original issue of shares, the Award will require that at least so much of the exercise price as equals the par value of such shares be paid other than by delivery of a promissory note or its equivalent. The delivery of shares in payment of the exercise price under clause (a)(i) above may be accomplished either by actual delivery or by constructive delivery through attestation of ownership, subject to such rules as the Administrator may prescribe.

        (4)    ISOs. No ISO may be granted under the Plan after December 11, 2013, but ISOs previously granted may extend beyond that date.

        (c)    AWARDS NOT REQUIRING EXERCISE

        Awards of Restricted Stock and Unrestricted Stock may be made in exchange for past services or other lawful consideration.

7.     EFFECT OF CERTAIN TRANSACTIONS

        (a)    MERGERS, ETC.

        Except as otherwise provided in an Award, in the event of a Covered Transaction in which there is an acquiring or surviving entity, the Administrator may provide for the assumption of some or all outstanding Awards, or for the grant of new awards in substitution therefor, by the acquiror or survivor or an affiliate of the acquiror or survivor, in each case on such terms and subject to such conditions as the Administrator determines. In the absence of such an assumption or if there is no substitution, except as otherwise provided in the Award each Stock Option, SAR and other Award requiring exercise will become fully exercisable, and the delivery of shares of Stock issuable under each outstanding Award of Deferred Stock will be accelerated and such shares will be issued, prior to the Covered Transaction, in each case on a basis that gives the holder of the Award a reasonable opportunity, as determined by the Administrator, following exercise of the Award or the issuance of the shares, as the case may be, to participate as a stockholder in the Covered Transaction, and the Award will terminate upon consummation of the Covered Transaction. In the case of Restricted Stock, the Administrator may require that any amounts delivered, exchanged or otherwise paid in respect of such Stock in connection with the Covered Transaction be placed in escrow or otherwise made subject to such restrictions as the Administrator deems appropriate to carry out the intent of the Plan.

  (b)
  CHANGES IN AND DISTRIBUTIONS WITH RESPECT TO THE STOCK

        (1)    Basic Adjustment Provisions. In the event of a stock dividend, stock split or combination of shares (including a reverse stock split), recapitalization or other change in the Company's capital structure, the Administrator will make appropriate adjustments to the maximum number of shares that may be delivered under the Plan under Section 4(a) and to the maximum share limits described in Section 4(c), and will also make appropriate adjustments to the number and kind of shares of stock or securities subject to Awards then outstanding or subsequently granted, any exercise prices relating to Awards and any other provision of Awards affected by such change.

        (2)    Certain Other Adjustments. To the extent consistent with qualification of ISOs under Section 422 of the Code and with the performance-based compensation rules of Section 162(m), where applicable, the Administrator may also make adjustments of the type described in paragraph (1) above to take into account distributions to stockholders other than those provided for in Section 7(a) and 7(b)(1), or any other event, if the Administrator determines that adjustments are appropriate to avoid distortion in the operation of the Plan and to preserve the value of Awards made hereunder.

        (3)    Continuing Application of Plan Terms. References in the Plan to shares of Stock will be construed to include any stock or securities resulting from an adjustment pursuant to this Section 7.

8.     LEGAL CONDITIONS ON DELIVERY OF STOCK

        The Company will not be obligated to deliver any shares of Stock pursuant to the Plan or to remove any restriction from shares of Stock previously delivered under the Plan until: (i) the Company is satisfied that all legal matters in connection with the issuance and delivery of such shares have been addressed and resolved; (ii) if the outstanding Stock is at the time of delivery listed on any stock exchange or national market system, the shares to be delivered have been listed or authorized to be listed on such exchange or system upon official notice of issuance; and (iii) all conditions of the Award have been satisfied or waived. If the sale of Stock has not been registered under the Securities Act of 1933, as amended, the Company may require, as a condition to exercise of the Award, such representations or agreements as counsel for the Company may consider appropriate to avoid violation of such Act. The Company may require that certificates evidencing Stock issued under the Plan bear an appropriate legend reflecting any restriction on transfer applicable to such Stock, and the Company may hold the certificates pending lapse of the applicable restrictions.

9.     AMENDMENT AND TERMINATION

        The Administrator may at any time or times amend the Plan or any outstanding Award for any purpose which may at the time be permitted by law, and may at any time terminate the Plan as to any future grants of Awards; provided, that except as otherwise expressly provided in the Plan the Administrator may not, without the Participant's consent, alter the terms of an Award so as to affect adversely the Participant's rights under the Award, unless the Administrator expressly reserved the right to do so at the time of the Award.

10.   OTHER COMPENSATION ARRANGEMENTS

        The existence of the Plan or the grant of any Award will not in any way affect the Company's right to Award a person bonuses or other compensation in addition to Awards under the Plan.

11.   GOVERNING LAW

        The Plan shall be construed in accordance with the laws of the State of Delaware.

Definition of Terms

        The following terms, when used in the Plan, will have the meanings and be subject to the provisions set forth below:

        "Administrator":    The Board or, if one or more has been appointed, the Committee. The Administrator may delegate ministerial tasks to such persons as it deems appropriate.

        "Affiliate":    Any corporation or other entity owning, directly or indirectly, 50% or more of the outstanding Stock of the Company, or in which the Company or any such corporation or other entity owns, directly or indirectly, 50% of the outstanding capital stock (determined by aggregate voting rights) or other voting interests.

        "Award":    Any or a combination of the following:

    (i)
    Stock Options.

    (ii)
    SARs.

    (iii)
    Restricted Stock.

    (iv)
    Unrestricted Stock.

    (v)
    Deferred Stock.

    (vi)
    Securities (other than Stock Options) that are convertible into or exchangeable for Stock on such terms and conditions as the Administrator determines.

    (vii)
    Performance Awards.

    (viii)
    Grants of cash made in connection with other Awards in order to help defray in whole or in part the tax cost of the Award to the Participant.

        "Board":    The Board of Directors of the Company.

        "Code":    The U.S. Internal Revenue Code of 1986 as from time to time amended and in effect, or any successor statute as from time to time in effect.

        "Committee":    One or more committees of the Board which, in the case of Awards granted to persons who are or are reasonably expected to become officers of the Company, shall be comprised solely of two or more directors, all of whom are both "outside directors" within the meaning of Section 162(m) and "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended.

        "Company":    Applied Extrusion Technologies, Inc. or any successor thereto.

        "Covered Transaction":    Any of (i) a consolidation, merger, or similar transaction or series of related transactions in which the Company is not the surviving corporation or which results in the acquisition of all or substantially all of the Company's then outstanding common stock by a single person or entity or by a group of persons and/or entities acting in concert, (ii) a sale or transfer of all or substantially all the Company's assets, or (iii) a dissolution or liquidation of the Company. Where a Covered Transaction involves a tender offer that is reasonably expected to be followed by a merger described in clause (i) (as determined by the Administrator), the Covered Transaction shall be deemed to have occurred upon consummation of the tender offer.

        "Deferred Stock":    An unfunded and unsecured promise to deliver Stock or other securities in the future on specified terms.

        "Employee":    Any person who is employed by the Company or an Affiliate.

        "Employment": A Participant's employment or other service relationship with the Company and its Affiliates. Employment will be deemed to continue, unless the Administrator expressly provides otherwise, so long as the Participant is employed by, or otherwise is providing services in a capacity described in Section 5 to the Company or its Affiliates. If a Participant's employment or other service relationship is with an Affiliate and that entity ceases to be an Affiliate, the Participant's Employment will be deemed to have terminated when the entity ceases to be an Affiliate unless the Participant transfers Employment to the Company or its remaining Affiliates.

        "ISO": A Stock Option intended to be an "incentive stock option" within the meaning of Section 422 of the Code. Each option granted pursuant to the Plan will be treated as providing by its terms that it is to be a non-incentive option unless, as of the date of grant, it is expressly designated as an ISO.

        "Participant": A person who is granted an Award under the Plan.

        "Performance Award":    An Award subject to Performance Criteria. The Committee in its discretion may grant Performance Awards that are intended to qualify for the performance-based compensation exception under Section 162(m) and Performance Awards that are not intended so to qualify.

        "Performance Criteria":    Specified criteria the satisfaction of which is a condition for the grant, exercisability, vesting or full enjoyment of an Award. For purposes of Awards that are intended to qualify for the performance-based compensation exception under Section 162(m), a Performance Criterion will mean an objectively determinable measure of performance relating to any or any combination of the following (determined either on a consolidated basis or, as the context permits, on a divisional, subsidiary, line of business, project or geographical basis or in combinations thereof): sales; revenues; assets; expenses; earnings before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis; return on equity, investment, capital or assets (in each case before or after deduction for all or any portion of interest, taxes, depreciation, or amortization, whether or not on a continuing operations or an aggregate or per share basis); one or more operating ratios; one or more financial coverage ratios; book value per share; borrowing levels, leverage ratios (including without limitation debt as a percentage of total capitalization) or credit rating; market share; capital expenditures; cash flow; stock price; stockholder return; sales of particular products or services; customer acquisition or retention; acquisitions and divestitures (in whole or in part); joint ventures and strategic alliances; spin-offs, split-ups and the like; reorganizations; or recapitalizations, restructurings, financings (issuance of debt or equity) or refinancings. A Performance Criterion measure and any targets with respect thereto determined by the Administrator need not be based upon an increase, a positive or improved result or avoidance of loss.

        "Plan":    The Applied Extrusion Technologies, Inc. 2004 Stock Option and Incentive Plan as from time to time amended and in effect.

        "Restricted Stock":    An Award of Stock for so long as the Stock remains subject to restrictions requiring that it be redelivered or offered for sale to the Company if specified conditions are not satisfied.

        "Section 162(m)":    Section 162(m) of the Code.

        "SARs":    Rights entitling the holder upon exercise to receive cash or Stock, as the Administrator determines, equal to a function (determined by the Administrator using such factors as it deems appropriate) of the amount by which the Stock has appreciated in value since the date of the Award.

        "Stock":    Common Stock of the Company, par value $0.01 per share.

        "Stock Options":    Options entitling the recipient to acquire shares of Stock upon payment of the exercise price.

        "Unrestricted Stock":    An Award of Stock not subject to any restrictions under the Plan.

APPLIED EXTRUSION
TECHNOLOGIES, INC.
C/O EQUISERVE TRUST COMPANY N.A.
P.O. BOX 8694
EDISON, NJ 08818-8694

APPLIED EXTRUSION TECHNOLOGIES, INC.
(NASDAQ NMS—AETC)

DETACH HERE IF YOU ARE RETURNING YOUR PROXY CARD BY MAIL	ZAPEC1
☒	Please mark votes as in this example.

PLEASE DO NOT FOLD THIS PROXY.

1.	Election of Director. The undersigned hereby GRANTS authority to elect the following nominee:

				MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW			☐

	Nominee: (01)	Richard G. Hamermesh						FOR	AGAINST	ABSTAIN
		FOR THE NOMINEE	☐	☐	WITHHELD FROM THE NOMINEE	2.	To approve the adoption of the Company's 2004 Stock Option and Incentive Plan.	☐	☐	☐

	(02)	Jim C. Cowart

		FOR THE NOMINEE	☐	☐	WITHHELD FROM THE NOMINEE

Please sign exactly as name(s) appear(s) hereon. When signing as attorney, executor, administrator, trustee, or guardian, please sign your full title as such. Each joint owner should sign.

Signature:	Date:	Signature:	Date:

DETACH HERE IF YOU ARE RETURNING PROXY CARD BY MAIL	ZAPEC2

ANNUAL MEETING OF

APPLIED EXTRUSION TECHNOLOGIES, INC.

January 27, 2004

The undersigned hereby constitutes and appoints Messrs. David N. Terhune and Brian P. Crescenzo either of them, with power of substitution to each, proxies to vote and act at the Annual Meeting of Stockholders of Applied Extrusion Technologies, Inc. to be held on January 27, 2004 at the Conference Center, 36th Floor, Ropes & Gray, One International Place, Boston, Massachusetts 02110 at 10:30 a.m., and at any adjournments thereof, upon and with respect to the number of shares of Common Stock, par value $.01 per share, that the undersigned would be entitled to vote if personally present. The undersigned instructs such proxies, or their substitutes, to vote in such manner as they may determine on any matters which may come before the meeting, all as indicated in the accompanying Notice of Meeting and Proxy Statement, receipt of which is acknowledged, and to vote on the following as specified by the undersigned. All proxies heretofore given by the undersigned in respect of said meeting are hereby revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. Unless otherwise specified in the boxes provided on the reverse side hereof, the proxy will be voted IN FAVOR of the nominee for director and in the discretion of the named proxies as to any other matter that may come before this meeting or any adjournment thereof.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

QuickLinks

ITEM NO. 1 ELECTION OF DIRECTORS
ITEM NO. 2 ADOPTION OF 2004 STOCK OPTION AND INCENTIVE PLAN
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
AUDIT COMMITTEE
SUMMARY COMPENSATION TABLE
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES
AUDIT MATTERS
APPENDIX A CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF APPLIED EXTRUSION TECHNOLOGIES, INC.
APPENDIX B APPLIED EXTRUSION TECHNOLOGIES, INC. 2004 STOCK OPTION AND INCENTIVE PLAN
Definition of Terms